Exhibit 99.1

News Release United Airlines Worldwide Media Relations 872.825.8640 media.relations@united.com

United Airlines Third-Quarter Results; Remains on Track to Meet 2022 Targets; Poised to Capitalize on International Reopening

Airline remains on track to reduce CASM-ex1 next year below 2019 levels

Approximately $2.2 billion in structural cost reductions and returning aircraft to service will fuel strong CASM-ex1 performance in 2022 and beyond

Returning business travelers and re-opening European borders are opportunities United is well positioned to capitalize on

Continuing improvements and reliability leads to all-time record Net Promoter Score year-to-date; a nearly 12% increase

CHICAGO, October 19, 2021 – United Airlines (UAL) today announced third-quarter 2021 financial results. Despite the impact of the COVID-19 Delta variant in the third quarter, the company remains confidently on track to achieve the range of longer term financial targets laid out as part of its United Next plan earlier this summer, and to reduce CASM-ex1 below 2019 levels next year.
Citing the rebound in premium leisure travel, re-opening of European borders next month, continued recovery of business travel and early indications of loosening travel restrictions in key Pacific markets, United also announced plans to increase international capacity by 10% in 2022 - while keeping domestic capacity flat to 2019. The plan will capitalize on already improving international margins and United’s ideally situated coastal hubs that have powered the airline’s recent success in launching new routes to Africa and India. Expected flying at record levels to Europe, Latin America, India, Africa and the Middle East in summer 2022, will be enabled by the anticipated return of United’s Pratt & Whitney-powered Boeing 777s to the fleet in 2022, which - when combined with already announced approximately $2.2 billion in structural cost reduction and planned gauge growth - will allow United to keep CASM-ex1 in check as it continues on the path to recovery.
"The recovery was delayed by the Delta variant, but the United team remains focused on our long-term vision – and not getting sidetracked by near-term volatility – meaning we're solidly on track to achieve the targets we set for 2022," said United Airlines CEO Scott Kirby. "From the return of business travel and the planned re-opening of Europe and early indications for opening in the Pacific, the
1 CASM-ex (adjusted cost or operating expense per available seat mile) is a non-GAAP measure that excludes fuel, profit sharing, third-party business expense and special charges. Please see the tables accompanying this release for more detailed information regarding non-GAAP financial measures used.

United Airlines Reports Third-Quarter 2021 Results
headwinds we’ve faced are turning to tailwinds, and we believe that United is better positioned to lead the recovery than any airline in the world. Our recovery will be supported by investments in technology and other efficiencies that will give our employees the tools they need to take great care of our customers - and keep costs under control. I am grateful to our United team members for their continued commitment to our customers, because it has been essential to our ability to weather the pandemic, and it will fuel our success in the years ahead."
2

United Airlines Reports Third-Quarter 2021 Results
Third Quarter Financial Results
•Reported third quarter 2021 capacity down 28% compared to third quarter 2019.
•Reported third quarter 2021 net income of $0.5 billion, adjusted net loss2 of $0.3 billion.
•Reported third quarter 2021 total operating revenue of $7.8 billion, down 31.9% compared to third quarter 2019.
•Reported third quarter 2021 Total Revenue Per Available Seat Mile (TRASM) of down 5.1% compared to third quarter 2019.
•Reported third quarter 2021 operating expenses down 32.2%, down 20.9% excluding special charges (credits)2, compared to third quarter 2019.
•Reported third quarter 2021 Cost Per Available Seat Mile (CASM) of down 5.6%, CASM, excluding fuel, profit sharing, third-party business expenses and special charges (CASM-ex)1 of up 14.9% compared to third quarter 2019.
•Reported third quarter 2021 pre-tax margin of 7.8%, negative 6.1% on an adjusted2 basis.
•Reported third quarter 2021 adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) margin2 of 7.4%.
•Reported third quarter 2021 ending available liquidity3 of approximately $21 billion.
Outlook4
•Expects fourth quarter 2021 capacity to be down approximately 23% versus fourth quarter 2019.5
•Expects fourth quarter 2021 total revenue to be down 25% to 30% versus the fourth quarter 2019.
•Expects fourth quarter 2021 CASM-ex1 to be up 12% to 14% compared to fourth quarter 2019.
•Estimates fourth quarter 2021 fuel price of approximately $2.39 per gallon.6
•Continues to expect 2022 CASM-ex1 to be lower than 2019.
•Expects 2022 capacity to be up approximately 5% versus 2019 driven by international growth.
•Expects adjusted capital expenditures2 to be around $3 billion in full year 2021.
•Expects adjusted diluted earnings per share2 in 2026 of around $20 assuming the same number of diluted shares outstanding as of September 30, 2021. United Next assumes 2026 TRASM remains down around 1% versus 2019.
•Remains on track to achieve long term financial targets from United Next plan.7
Key Highlights
•First commercial airline to require U.S.-based employees to receive the COVID-19 vaccine. 99.7% of all United Airlines employees chose to comply with the requirement, excluding those who sought a religious or medical accommodation.
2 Please see the tables accompanying this release for more detailed information regarding non-GAAP financial measures used.
3 Includes cash, cash equivalents, short-term investments and undrawn credit facilities.
4 The forward-looking measures listed below are subject to risks and uncertainties applicable to all forward-looking statements as described elsewhere in this press release.
5 Forward capacity is matched with current observed bookings trends and published flight schedules for the quarter.
6 Fuel guidance is based on the Jet A forward curve as of October 6, 2021.
7 Please refer to our Current Report on Form 8-K filed on June 29, 2021 with the U.S. Securities and Exchange Commission, which contains the United Next financial targets.

United Airlines Reports Third-Quarter 2021 Results
•Assisted in the evacuation of 15,000 passengers on 94 flights as part of Afghan relief efforts.
•Committed to purchase 1.5 billion gallons of sustainable aviation fuel (SAF) over 20 years, which is one and a half times the size of the rest of the world's airlines' publicly announced SAF commitments combined.
•Announced a commercial agreement with Airlink to provide customers with easy travel to more than 40 destinations in Southern Africa and the ability to earn or redeem miles on Airlink flights.
Taking Care of Our Customers
•Achieved highest ever Net Promoter Score year-to-date, a 12% improvement year-to-date; with the new Boeing 737 MAX 8 aircraft with the United signature interior receiving the highest scores in the fleet.
•On time departure performance is at 71.8% and is on pace for the best yearly performance in company history.
•This year, more than 500,000 customers have benefited from ConnectionSaver and the number of customers that have misconnected in 2021 is the lowest since 2011.
•Most improved mishandled bag performance among mainline competitors year-to-date and a 38% improvement over 2019.
United Next
•Awarded free flights for a year to the grand prize winners of the "Your Shot to Fly" sweepstakes to promote COVID-19 vaccinations.
•Gave customers access to even more COVID-19 testing locations, including more than 3,000 new Walmart and Albertsons Companies locations across the U.S., through the United website and mobile app in the Travel Ready Center.
•Re-opened 18 United ClubSM lounge locations across the domestic network.
•First U.S. airline to offer economy customers the option to pre-order snacks and beverages.
•Offered customers the most transparent and user-friendly options in the industry to encourage and simplify using travel credits.
•Announced five new domestic routes and three new international routes and launched three domestic routes and three international routes – with six more international routes planned to launch in the fourth quarter 2021.
•Received approval to start selling tickets for the first-ever nonstop flight between Washington, D.C., and Lagos, Nigeria, allowing United to offer more flights between Washington, D.C. and Africa than any other carrier (flights operations remain subject to government approval).
•Resumed nonstop service on 23 domestic routes and 13 international routes compared to the second quarter of 2021.
Environmental, Social and Governance (ESG)

United Airlines Reports Third-Quarter 2021 Results
•In July, United Airlines Ventures (UAV) announced, along with Breakthrough Energy Ventures (BEV) and Mesa Airlines, an investment in electric aircraft startup Heart Aerospace.
•Announced a new goal to reduce its carbon emissions intensity by 50% compared to 2019 by 2035.
•More than 43 million miles donated by MileagePlus® members to charities in need of travel through United's mile crowd-sourcing platform "Miles on a Mission".
•Over 30 million miles were raised to help support Afghan refugee resettlement efforts.
•Over 4,300 volunteer hours were served by more than 1,000 United employee volunteers in the third-quarter.
•September of Service, a month-long series of employee-driven volunteer events honoring the 20th anniversary of 9/11, included over 2,200 hours served by nearly 800 United volunteers, with nearly 185,000 meals packed, as well as 5,000 pounds of trash collected, and volunteer events held at 17 different cities across the country, including all United hubs.
•Through a combination of cargo-only flights and passenger flights, United has transported nearly 255 million pounds of freight, which includes nearly 22 million pounds of vital shipments, such as medical kits, personal protective equipment, pharmaceuticals, and medical equipment, and more than 800,000 pounds of military packages in the third-quarter.
•Transported more than 160 million COVID-19 vaccines all over the world in the third-quarter.

Earnings Call
UAL will hold a conference call to discuss third quarter 2021 financial results as well as its financial and operational outlook for fourth quarter 2021 and beyond, on Wednesday, October 20, at 9:30 a.m. CT/10:30 a.m. ET. A live, listen-only webcast of the conference call will be available at ir.united.com.
The webcast will be available for replay within 24 hours of the conference call and then archived on the website for three months.
About United
United’s shared purpose is "Connecting People. Uniting the World." In 2019, United and United Express® carriers operated more than 1.7 million flights carrying more than 162 million customers. United has the most comprehensive route network among North American carriers, including U.S. mainland hubs in Chicago, Denver, Houston, Los Angeles, New York/Newark, San Francisco and Washington, D.C. For more about how to join the United team please visit united.com/careers and more information about the company is available at ir.united.com. United Airlines Holdings, Inc. common stock is traded on Nasdaq under the symbol "UAL."

Cautionary Statement Regarding Forward-Looking Statements:
This earnings release and the related attachments (as well as the oral statements made with respect to information contained in this release and the attachments) contain certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the

United Airlines Reports Third-Quarter 2021 Results
Securities Exchange Act of 1934, as amended, including under "Outlook" and elsewhere in this release, relating to, among other things, the potential impacts of the COVID-19 pandemic and steps the company plans to take in response thereto and goals, plans and projections regarding the company's financial position, results of operations, market position, product development, ESG targets and business strategy. Such forward-looking statements are based on historical performance and current expectations, estimates, forecasts and projections about the company’s future financial results, goals, plans and objectives and involve inherent risks, assumptions and uncertainties, known or unknown, including internal or external factors that could delay, divert or change any of them, that are difficult to predict, may be beyond the company’s control and could cause the company’s future financial results, goals, plans and objectives to differ materially from those expressed in, or implied by, the statements. Words such as "should," "could," "expects," "will," "plans," "intends," "anticipates," "indicates," "remains," "believes," "estimates," "may," "projects," "forecast," "guidance," "outlook," "goals," "targets" and other words and terms of similar meaning and expression are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as conditional statements, statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to us on the date of this release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law or regulation. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: the adverse impacts of the ongoing COVID-19 global pandemic, and possible outbreaks of another disease or similar public health threat in the future, on our business, operating results, financial condition, liquidity and near-term and long-term strategic operating plan, including possible additional adverse impacts resulting from the duration and spread of the pandemic; unfavorable economic and political conditions in the United States and globally; the highly competitive nature of the global airline industry and susceptibility of the industry to price discounting and changes in capacity; high and/or volatile fuel prices or significant disruptions in the supply of aircraft fuel; our reliance on technology and automated systems to operate our business and the impact of any significant failure or disruption of, or failure to effectively integrate and implement, the technology or systems; our reliance on third-party service providers and the impact of any significant failure of these parties to perform as expected, or interruptions in our relationships with these providers or their provision of services; adverse publicity, harm to our brand; reduced travel demand, potential tort liability and voluntary or mandatory operational restrictions as a result of an accident, catastrophe or incident involving us, our regional carriers, our codeshare partners, or another airline; terrorist attacks, international hostilities or other security events, or the fear of terrorist attacks or hostilities, even if not made directly on the airline industry; increasing privacy and data security obligations or a significant data breach; disruptions to our regional network and United Express flights provided by third-party regional carriers; the failure of our significant investments in other airlines, equipment manufacturers and other aviation industry participants to produce the returns or results we expect; further changes to the airline industry with respect to alliances and joint business arrangements or due to consolidations; changes in our network strategy or other factors outside our control resulting in less economic aircraft orders, costs related to modification or termination of aircraft orders or entry into less favorable aircraft orders, as well as any inability to accept or integrate new aircraft into our fleet as planned; our reliance on single suppliers to source a majority of our aircraft and certain parts, and the impact of any failure to obtain timely deliveries, additional equipment or support from any of these suppliers; the impacts of union disputes, employee strikes or slowdowns, and other labor-related disruptions on our operations; extended interruptions or disruptions in service at major airports where we operate; the impacts of seasonality and other factors associated with the airline industry; our failure to realize the full value of our intangible assets or our long-lived assets, causing us to record impairments; any damage to our reputation or brand image; the limitation of our ability to use our net operating loss carryforwards and certain other tax attributes to offset future taxable income for U.S. federal income tax purposes; the costs of compliance with extensive government regulation of the airline industry; costs, liabilities and risks associated with environmental regulation and climate change; the impacts of our significant amount of financial leverage from fixed obligations, the possibility we may seek

United Airlines Reports Third-Quarter 2021 Results
material amounts of additional financial liquidity in the short-term and the impacts of insufficient liquidity on our financial condition and business; failure to comply with the covenants in the MileagePlus financing agreements, resulting in the possible acceleration of the MileagePlus indebtedness, foreclosure upon the collateral securing the MileagePlus indebtedness or the exercise of other remedies; failure to comply with financial and other covenants governing our other debt; changes in, or failure to retain, our senior management team or other key employees; current or future litigation and regulatory actions, or failure to comply with the terms of any settlement, order or arrangement relating to these actions; increases in insurance costs or inadequate insurance coverage; and other risks and uncertainties set forth under Part II, Item 1A., "Risk Factors," of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, as well as other risks and uncertainties set forth from time to time in the reports we file with the U.S. Securities and Exchange Commission.

The foregoing list sets forth many, but not all, of the factors that could impact our ability to achieve results described in any forward-looking statements. Investors should understand that it is not possible to predict or identify all such factors and should not consider this list to be a complete statement of all potential risks and uncertainties. In addition, certain forward-looking outlook provided in this release relies on assumptions about the duration and severity of the COVID-19 pandemic, the timing of the return to a more stable business environment, the volatility of aircraft fuel prices, customer behavior changes and return in demand for air travel, among other things (together, the "Recovery Process"). If the actual Recovery Process differs materially from our assumptions, the impact of the COVID-19 pandemic on our business could be worse than expected and our actual results may be negatively impacted and may vary materially from our expectations and projections. It is routine for our internal projections and expectations to change as the year or each quarter in the year progresses, and therefore it should be clearly understood that the internal projections, beliefs and assumptions upon which we base our expectations may change . For instance, we will monitor future demand and booking trends and adjust capacity, as needed. As such, our actual flown capacity may differ materially from currently published flight schedules or current estimations.

Please refer to the tables accompanying this release for reconciliations of the non-GAAP financial measures used to the most comparable GAAP financial measure and related disclosures.

-tables attached-

United Airlines Reports Third-Quarter 2021 Results
UNITED AIRLINES HOLDINGS, INC
STATEMENTS OF CONSOLIDATED OPERATIONS (UNAUDITED)

	Three Months Ended September 30,			% Increase/ (Decrease) 2021 vs. 2019	Nine Months Ended September 30,			% Increase/ (Decrease) 2021 vs. 2019
(In millions, except per share data)	2021	2020	2019		2021	2020	2019
Operating revenue:
Passenger revenue	$6,637	$1,649	$10,481	(36.7)	$13,319	$9,395	$29,692	(55.1)
Cargo	519	422	282	84.0	1,622	1,088	863	87.9
Other operating revenue	594	418	617	(3.7)	1,501	1,460	1,816	(17.3)
Total operating revenue	7,750	2,489	11,380	(31.9)	16,442	11,943	32,371	(49.2)

Operating expense:
Salaries and related costs	2,487	2,229	3,063	(18.8)	6,987	7,354	8,993	(22.3)
Aircraft fuel	1,710	508	2,296	(25.5)	3,793	2,474	6,704	(43.4)
Depreciation and amortization	623	626	575	8.3	1,866	1,859	1,682	10.9
Landing fees and other rent	652	500	645	1.1	1,735	1,552	1,893	(8.3)
Regional capacity purchase	520	425	721	(27.9)	1,546	1,550	2,124	(27.2)
Aircraft maintenance materials and outside repairs	346	115	490	(29.4)	917	659	1,319	(30.5)
Distribution expenses	218	53	432	(49.5)	442	379	1,234	(64.2)
Aircraft rent	58	50	67	(13.4)	165	147	221	(25.3)
Special charges (credits)	(1,098)	(1,081)	27	NM	(3,423)	(2,467)	116	NM
Other operating expenses	1,197	679	1,591	(24.8)	3,028	2,660	4,645	(34.8)
Total operating expense	6,713	4,104	9,907	(32.2)	17,056	16,167	28,931	(41.0)

Operating income (loss)	1,037	(1,615)	1,473	(29.6)	(614)	(4,224)	3,440	NM

Nonoperating income (expense):
Interest expense	(449)	(345)	(191)	135.1	(1,228)	(712)	(570)	115.4
Interest capitalized	18	16	22	(18.2)	57	54	65	(12.3)
Interest income	11	8	36	(69.4)	30	45	103	(70.9)
Unrealized gains (losses) on investments, net	(34)	15	21	NM	91	(295)	72	26.4
Miscellaneous, net	20	(411)	(12)	NM	(48)	(1,317)	(40)	20.0
Total nonoperating expense, net	(434)	(717)	(124)	250.0	(1,098)	(2,225)	(370)	196.8

Income (loss) before income taxes	603	(2,332)	1,349	(55.3)	(1,712)	(6,449)	3,070	NM

Income tax expense (benefit)	130	(491)	325	(60.0)	(394)	(1,277)	702	NM
Net income (loss)	$473	$(1,841)	$1,024	(53.8)	$(1,318)	$(5,172)	$2,368	NM

Diluted earnings (loss) per share	$1.44	$(6.33)	$3.99	(63.9)	$(4.10)	$(18.91)	$9.04	NM
Diluted weighted average shares	329.0	291.0	256.4	28.3	321.3	273.5	262.0	22.6

NM Not meaningful

United Airlines Reports Third-Quarter 2021 Results
UNITED AIRLINES HOLDINGS, INC.
PASSENGER REVENUE INFORMATION AND STATISTICS

Passenger revenue information is as follows (in millions, except for percentage changes):

	3Q 2021 Passenger Revenue	Passenger Revenue vs. 3Q 2020	PRASM vs. 3Q 2020	PRASM vs. 3Q 2019	Yield vs. 3Q 2020	Available Seat Miles vs. 3Q 2020	Available Seat Miles vs. 3Q 2019	3Q 2021 Available Seat Miles	3Q 2021 Revenue Passenger Miles
Domestic	$4,845	288.8%	67.6%	(8.1%)	10.6%	132.0%	(19.5%)	34,337	28,287

Atlantic	840	361.5%	91.9%	(34.3%)	(8.7%)	140.5%	(34.9%)	9,902	6,601
Pacific	209	115.5%	33.6%	(24.8%)	(3.7)%	61.4%	(75.2%)	2,694	920
Latin America	743	499.2%	40.3%	(19.7%)	(2.0%)	327.1%	9.9%	6,953	5,223
International	1,792	344.7%	68.6%	(24.3%)	(10.3%)	163.7%	(39.7%)	19,549	12,744

Consolidated	$6,637	302.5%	66.0%	(11.7%)	4.1%	142.6%	(28.2%)	53,886	41,031

Select operating statistics are as follows:

	Three Months Ended September 30,			% Increase/ (Decrease) 2021 vs. 2019		Nine Months Ended September 30,			% Increase/ (Decrease) 2021 vs. 2019
	2021	2020	2019			2021	2020	2019
Passengers (thousands)	32,145	9,739	43,091	(25.4)		70,728	42,911	122,137	(42.1)
Revenue passenger miles (millions)	41,031	10,613	64,629	(36.5)		86,793	56,812	180,727	(52.0)
Available seat miles (millions)	53,886	22,212	75,076	(28.2)		123,869	92,113	213,961	(42.1)
Passenger load factor:
Consolidated	76.1%	47.8%	86.1%	(10.0)	pts.	70.1%	61.7%	84.5%	(14.4)	pts.
Domestic	82.4%	54.4%	86.6%	(4.2)	pts.	78.5%	62.7%	85.7%	(7.2)	pts.
International	65.2%	34.7%	85.4%	(20.2)	pts.	55.8%	60.0%	82.9%	(27.1)	pts.
Passenger revenue per available seat mile (cents)	12.32	7.42	13.96	(11.7)		10.75	10.20	13.88	(22.6)
Total revenue per available seat mile (cents)	14.38	11.21	15.16	(5.1)		13.27	12.97	15.13	(12.3)
Average yield per revenue passenger mile (cents)	16.18	15.54	16.22	(0.2)		15.35	16.54	16.43	(6.6)
Cargo revenue ton miles (millions)	758	685	804	(5.7)		2,415	1,876	2,440	(1.0)
Aircraft in fleet at end of period	1,338	1,319	1,348	(0.7)		1,338	1,319	1,348	(0.7)
Average stage length (miles)	1,334	1,212	1,473	(9.4)		1,313	1,312	1,464	(10.3)
Employee headcount, as of September 30 (in thousands) (a)	85.3	87.9	95.0	(10.2)		85.3	87.9	95.0	(10.2)
Average aircraft fuel price per gallon	$2.14	$1.31	$2.02	5.9		$1.98	$1.65	$2.08	(4.8)
Fuel gallons consumed (millions)	800	387	1,134	(29.5)		1,915	1,501	3,221	(40.5)
(a) The 2021 employee headcount includes employees who participated in the company’s voluntary leave programs.

Note: See Part II, Item 6, Selected Financial Data, of UAL's Annual Report on Form 10-K for the fiscal year ended December 31, 2020, for definitions of these statistics.

United Airlines Reports Third-Quarter 2021 Results
UNITED AIRLINES HOLDINGS, INC.
NON-GAAP FINANCIAL RECONCILIATION
UAL evaluates its financial performance utilizing various accounting principles generally accepted in the United States of America (GAAP) and non-GAAP financial measures, including adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA), adjusted operating income (loss), adjusted operating margin, adjusted pre-tax income (loss), adjusted pre-tax margin, adjusted net income (loss), adjusted diluted earnings (loss) per share, CASM, excluding special charges, third-party business expenses, fuel, and profit sharing (CASM-ex), and operating expenses excluding special charges, among others. The non-GAAP financial measures are provided as supplemental information to the financial measures presented in this press release that are calculated and presented in accordance with GAAP and are presented because management believes that they supplement or enhance management's, analysts' and investors' overall understanding of the company’s underlying financial performance and trends and facilitate comparisons among current, past and future periods.
Because the non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered superior to and are not intended to be considered in isolation or as a substitute for the related GAAP financial measures presented in the press release and may not be the same as or comparable to similarly titled measures presented by other companies due to possible differences in method and in the items being adjusted. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.
The company does not provide a reconciliation of forward-looking measures on a forward-looking basis where the company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors and is unable to reasonably predict certain items contained in the GAAP measures without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of the company's control or cannot be reasonably predicted. For the same reasons, the company is unable to address the probable significance of the unavailable information. Forward-looking measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures. See "Cautionary Statement Regarding Forward-Looking Statements" above.
The information below provides an explanation of certain adjustments reflected in the non-GAAP financial measures and shows a reconciliation of non-GAAP financial measures reported in this press release to the most directly comparable GAAP financial measures. Within the financial tables presented, certain columns and rows may not add due to the use of rounded numbers. Percentages and earnings per share amounts presented are calculated from the underlying amounts.

United Airlines Reports Third-Quarter 2021 Results
UNITED AIRLINES HOLDINGS, INC.
NON-GAAP FINANCIAL RECONCILIATION (Continued)
UAL believes that adjusting for special charges (credits), nonoperating debt extinguishment and modification fees, nonoperating special termination benefits and settlement losses and nonoperating credit losses is useful to investors because these items are not indicative of UAL's ongoing performance. UAL believes that adjusting for unrealized (gains) losses on investments, net is useful to investors because those unrealized gains or losses may not ultimately be realized on a cash basis. UAL believes that adjusting for interest expense related to finance leases of Embraer ERJ 145 aircraft is useful to investors because of the accelerated recognition of interest expense.
CASM is a common metric used in the airline industry to measure an airline's cost structure and efficiency. UAL reports CASM excluding special charges (credits), third-party business expenses, fuel and profit sharing. UAL believes that adjusting for special charges (credits) is useful to investors because special charges (credits) are not indicative of UAL's ongoing performance. UAL also believes that excluding third-party business expenses, such as maintenance, ground handling and catering services for third parties, provides more meaningful disclosure because these expenses are not directly related to UAL's core business. UAL also believes that excluding fuel costs from certain measures is useful to investors because it provides an additional measure of management's performance excluding the effects of a significant cost item over which management has limited influence. UAL excludes profit sharing because it believes that this exclusion allows investors to better understand and analyze UAL’s operating cost performance and provides a more meaningful comparison of our core operating costs to the airline industry.

	Three Months Ended September 30,			Nine Months Ended September 30,			Year Ended December 31,
	2021	2020	2019	2021	2020	2019	2019
CASM (cents)
Cost per available seat mile (CASM) (GAAP)	12.46	18.48	13.20	13.77	17.55	13.52	13.67
Special charges (credits)	(2.04)	(4.86)	0.04	(2.76)	(2.68)	0.05	0.09
Third-party business expenses	0.07	0.06	0.07	0.07	0.13	0.06	0.06
Fuel expense	3.17	2.28	3.05	3.06	2.68	3.13	3.14
Profit sharing	—	—	0.24	—	—	0.17	0.17
CASM-ex (Non-GAAP)	11.26	21.00	9.80	13.40	17.42	10.11	10.21

Adjusted EBITDA	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	2019	2021	2020	2019
Net income (loss)	$473	$(1,841)	$1,024	$(1,318)	$(5,172)	$2,368
Adjusted for:
Depreciation and amortization	623	626	575	1,866	1,859	1,682
Interest expense, net of capitalized interest and interest income	420	321	133	1,141	613	402
Income tax expense (benefit)	130	(491)	325	(394)	(1,277)	702
Special charges (credits)	(1,098)	(1,081)	27	(3,423)	(2,467)	116
Nonoperating unrealized (gains) losses on investments, net	34	(15)	(21)	(91)	295	(72)
Nonoperating debt extinguishment and modification fees	(12)	—	—	50	—	—
Nonoperating special termination benefits and settlement losses	—	415	—	46	646	—
Nonoperating credit loss on BRW term loan and guarantee	—	—	—	—	697	—
Adjusted EBITDA	$570	$(2,066)	$2,063	$(2,123)	$(4,806)	$5,198
Adjusted EBITDA margin	7.4%	(83.0)%	18.1%	(12.9)%	(40.2)%	16.1%

United Airlines Reports Third-Quarter 2021 Results
UNITED AIRLINES HOLDINGS, INC.
NON-GAAP FINANCIAL RECONCILIATION (Continued)
UAL believes that adjusting capital expenditures for assets acquired through the issuance of debt, finance leases and other financial liabilities is useful to investors in order to appropriately reflect the total amounts spent on capital expenditures. UAL also believes that adjusting net cash provided by operating activities for capital expenditures, adjusted capital expenditures, and aircraft operating lease additions is useful to allow investors to evaluate the company's ability to generate cash that is available for debt service or general corporate initiatives.

	Three Months Ended September 30,		Nine Months Ended September 30,
Capital Expenditures (in millions)	2021	2020	2021	2020
Capital expenditures, net of flight equipment purchase deposit returns (GAAP)	$266	$(368)	$1,571	$1,630
Property and equipment acquired through the issuance of debt, finance leases, and other financial liabilities	40	887	801	1,513
Adjustment to property and equipment acquired through other financial liabilities (a)	—	(132)	(14)	(185)
Adjusted capital expenditures (Non-GAAP)	$306	$387	$2,358	$2,958

Free Cash Flow (in millions)
Net cash provided by (used in) operating activities (GAAP)	$(786)	$(1,889)	$2,336	$(1,956)
Less capital expenditures, net of flight equipment purchase deposit returns	266	(368)	1,571	1,630
Free cash flow, net of financings (Non-GAAP)	$(1,052)	$(1,521)	$765	$(3,586)

Net cash provided by (used in) operating activities (GAAP)	$(786)	$(1,889)	$2,336	$(1,956)
Less adjusted capital expenditures (Non-GAAP)	306	387	2,358	2,958
Less aircraft operating lease additions	366	7	541	40
Free cash flow (Non-GAAP)	$(1,458)	$(2,283)	$(563)	$(4,954)

(a) United entered into agreements with third parties to finance through sale and leaseback transactions new Boeing model 787 aircraft and Boeing model 737 MAX aircraft subject to purchase agreements between United and Boeing. In connection with the delivery of each aircraft from Boeing, United assigned its right to purchase such aircraft to the buyer, and simultaneous with the buyer's purchase from Boeing, United entered into a long-term lease for such aircraft with the buyer as lessor. Twenty Boeing model aircraft were delivered in 2021 under these transactions (and each is presently subject to a long-term lease to United). Upon delivery, the company accounted for the aircraft, which have a repurchase option at a price other than fair value, as part of Flight equipment on the company's balance sheet and the related obligation as Other current liabilities and Other financial liabilities from sale-leasebacks (noncurrent) since they do not qualify for sale recognition. If the repurchase option is not exercised, these aircraft will be accounted for as leased assets at the time of the option expiration and the related assets and liabilities will be adjusted to the present value of the remaining lease payments at that time. This adjustment reflects the difference between the recorded amounts and the present value of future lease payments at inception.

United Airlines Reports Third-Quarter 2021 Results
UNITED AIRLINES HOLDINGS, INC.
NON-GAAP FINANCIAL RECONCILIATION (Continued)

	Three Months Ended September 30,			% Increase/ (Decrease) 2021 vs. 2019	Nine Months Ended September 30,			% Increase/ (Decrease) 2021 vs. 2019
(in millions)	2021	2020	2019		2021	2020	2019
Operating expenses (GAAP)	$6,713	$4,104	$9,907	(32.2)	$17,056	$16,167	$28,931	(41.0)
Special charges (credits)	(1,098)	(1,081)	27	NM	(3,423)	(2,467)	116	NM
Operating expenses, excluding special charges (credits)	7,811	5,185	9,880	(20.9)	20,479	18,634	28,815	(28.9)
Adjusted to exclude:
Third-party business expenses	33	13	49	(32.7)	89	115	120	(25.8)
Fuel expense	1,710	508	2,296	(25.5)	3,793	2,474	6,704	(43.4)
Profit sharing	—	—	174	(100.0)	—	—	368	(100.0)
Adjusted operating expenses (Non-GAAP)	$6,068	$4,664	$7,361	(17.6)	$16,597	$16,045	$21,623	(23.2)

Operating income (loss) (GAAP)	$1,037	$(1,615)	$1,473	(29.6)	$(614)	$(4,224)	$3,440	NM
Adjusted to exclude:
Special charges (credits)	(1,098)	(1,081)	27	NM	(3,423)	(2,467)	116	NM
Adjusted operating loss (Non-GAAP)	$(61)	$(2,696)	$1,500	NM	$(4,037)	$(6,691)	$3,556	NM

Operating margin	13.4%	(64.9)%	12.9%	.5 pts.	(3.7)%	(35.4)%	10.6%	(14.3) pts.
Adjusted operating margin (Non-GAAP)	(0.8)%	(108.3)%	13.2%	(14.0) pts.	(24.6)%	(56.0)%	11.0%	(35.6) pts.

Pre-tax income (loss) (GAAP)	$603	$(2,332)	$1,349	(55.3)	$(1,712)	$(6,449)	$3,070	NM
Adjusted to exclude:
Special charges (credits)	(1,098)	(1,081)	27	NM	(3,423)	(2,467)	116	NM
Unrealized (gains) losses on investments, net	34	(15)	(21)	NM	(91)	295	(72)	NM
Debt extinguishment and modification fees	(12)	—	—	NM	50	—	—	NM
Special termination benefits and settlement losses	—	415	—	NM	46	646	—	NM
Credit loss on BRW term loan and guarantee	—	—	—	NM	—	697	—	NM
Interest expense on ERJ 145 finance leases	—	—	22	NM	—	—	68	NM
Adjusted pre-tax loss (Non-GAAP)	$(473)	$(3,013)	$1,377	NM	$(5,130)	$(7,278)	$3,182	NM

Pre-tax margin	7.8%	(93.7)%	11.9%	(4.1) pts.	(10.4)%	(54.0)%	9.5%	(19.9) pts.
Adjusted pre-tax margin (Non-GAAP)	(6.1)%	(121.1)%	12.1%	(18.2) pts.	(31.2)%	(60.9)%	9.8%	(41.0) pts.

Net income (loss) (GAAP)	$473	$(1,841)	$1,024	(53.8)	$(1,318)	$(5,172)	$2,368	NM
Adjusted to exclude:
Special charges (credits)	(1,098)	(1,081)	27	NM	(3,423)	(2,467)	116	NM
Unrealized (gains) losses on investments, net	34	(15)	(21)	NM	(91)	295	(72)	NM
Debt extinguishment and modification fees	(12)	—	—	NM	50	—	—	NM
Special termination benefits and settlement losses	—	415	—	NM	46	646	—	NM
Credit loss on BRW term loan and guarantee	—	—	—	NM	—	697	—	NM
Interest expense on ERJ 145 finance leases	—	—	22	NM	—	—	68	NM
Income tax expense (benefit) on adjustments, net	274	148	(6)	NM	768	375	(25)	NM
Adjusted net income (loss) (Non-GAAP)	$(329)	$(2,374)	$1,046	NM	$(3,968)	$(5,626)	$2,455	NM

Diluted earnings (loss) per share (GAAP)	$1.44	$(6.33)	$3.99	(63.9)	$(4.10)	$(18.91)	$9.04	NM
Adjusted to exclude:
Special charges (credits)	(3.39)	(3.72)	0.10	NM	(10.65)	(9.02)	0.44	NM
Unrealized (gains) losses on investments, net	0.10	(0.05)	(0.08)	NM	(0.28)	1.08	(0.27)	NM
Debt extinguishment and modification fees	(0.04)	—	—	NM	0.15	—	—	NM
Special termination benefits and settlement losses	—	1.43	—	NM	0.14	2.36	—	NM
Credit loss on BRW term loan and guarantee	—	—	—	NM	—	2.55	—	NM
Interest expense on ERJ 145 finance leases	—	—	0.08	NM	—	—	0.26	NM
Income tax expense (benefit) on adjustments, net	0.85	0.51	(0.02)	NM	2.39	1.37	(0.10)	NM
Dilutive share impact	0.02	—	—	NM	—	—	—	NM
Adjusted diluted income (loss) per share (Non-GAAP)	$(1.02)	$(8.16)	$4.07	NM	$(12.35)	$(20.57)	$9.37	NM
NM Not Meaningful

United Airlines Reports Third-Quarter 2021 Results
UNITED AIRLINES HOLDINGS, INC
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In millions)	September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$19,256	$11,269
Short-term investments	166	414
Restricted cash	254	255
Receivables, less allowance for credit losses (2021 — $70; 2020 — $78)	1,709	1,295
Aircraft fuel, spare parts and supplies, less obsolescence allowance (2021 — $532; 2020 — $478)	955	932
Prepaid expenses and other	717	635
Total current assets	23,057	14,800

Total operating property and equipment, net	32,128	31,466
Operating lease right-of-use assets	4,697	4,537
Other assets:
Goodwill	4,527	4,527
Intangibles, less accumulated amortization (2021 — $1,532; 2020 — $1,495)	2,815	2,838
Restricted cash	215	218
Deferred income taxes	519	131
Investments in affiliates and other, less allowance for credit losses (2021 — $611; 2020 — $522)	1,336	1,031
Total other assets	9,412	8,745
Total assets	$69,294	$59,548

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,199	$1,595
Accrued salaries and benefits	2,207	1,960
Advance ticket sales	6,363	4,833
Frequent flyer deferred revenue	2,129	908
Current maturities of long-term debt	2,269	1,911
Current maturities of operating leases	569	612
Current maturities of finance leases	116	182
Other	1,083	724
Total current liabilities	16,935	12,725

Long-term liabilities and deferred credits:
Long-term debt	31,520	24,836
Long-term obligations under operating leases	5,163	4,986
Long-term obligations under finance leases	250	224
Frequent flyer deferred revenue	4,088	5,067
Pension liability	2,180	2,460
Postretirement benefit liability	961	994
Other financial liabilities from sale-leasebacks	1,406	1,140
Other	1,360	1,156
Total long-term liabilities and deferred credits	46,928	40,863
Total stockholders' equity	5,431	5,960
Total liabilities and stockholders' equity	$69,294	$59,548

United Airlines Reports Third-Quarter 2021 Results
UNITED AIRLINES HOLDINGS, INC.
CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS (UNAUDITED)

(In millions)	Nine Months Ended September 30,
	2021	2020
Cash Flows from Operating Activities:
Net cash provided by (used in) operating activities	$2,336	$(1,956)

Cash Flows from Investing Activities:
Capital expenditures, net of flight equipment purchase deposit returns	(1,571)	(1,630)
Purchases of short-term and other investments	(47)	(552)
Proceeds from sale of short-term and other investments	271	2,182
Other, net	23	10
Net cash provided by (used in) investing activities	(1,324)	10

Cash Flows from Financing Activities:
Proceeds from issuance of debt, net of discounts and fees	11,098	12,730
Proceeds from equity issuance	532	1,135
Payments of long-term debt, finance leases and other financing liabilities	(4,632)	(1,017)
Repurchases of common stock	—	(353)
Other, net	(27)	(19)
Net cash provided by financing activities	6,971	12,476
Net increase in cash, cash equivalents and restricted cash	7,983	10,530
Cash, cash equivalents and restricted cash at beginning of the period	11,742	2,868
Cash, cash equivalents and restricted cash at end of the period	$19,725	$13,398

Investing and Financing Activities Not Affecting Cash:
Property and equipment acquired through the issuance of debt, finance leases and other	$801	$1,513
Lease modifications and lease conversions	111	503
Right-of-use assets acquired through operating leases	627	64
Notes receivable and warrants received for entering into aircraft and other ancillary business agreements	129	—

United Airlines Reports Third-Quarter 2021 Results
UNITED AIRLINES HOLDINGS, INC.
NOTES (UNAUDITED)

Special charges (credits) and unrealized (gains) and losses on investments, net include the following:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2021	2020	2021	2020
Operating:
CARES Act grant	$(1,132)	$(1,494)	$(4,021)	$(3,083)
Impairment of assets	46	38	105	168
Severance and benefit costs	5	350	433	413
(Gains) losses on sale of assets and other special charges	(17)	25	60	35
Total operating special charges (credits)	(1,098)	(1,081)	(3,423)	(2,467)

Nonoperating:
Nonoperating unrealized (gains) losses on investments, net	34	(15)	(91)	295
Nonoperating debt extinguishment and modification fees	(12)	—	50	—
Nonoperating special termination benefits and settlement losses	—	415	46	646
Nonoperating credit loss on BRW Aviation Holding LLC and BRW Aviation LLC ("BRW") term loan and related guarantee	—	—	—	697
Total nonoperating special charges and unrealized (gains) losses on investments, net	22	400	5	1,638
Total operating and nonoperating special charges (credits) and unrealized (gains) losses on investments, net	(1,076)	(681)	(3,418)	(829)
Income tax expense, net of valuation allowance	274	148	768	375
Total operating and non-operating special charges (credits) and unrealized (gains) losses on investments, net of income taxes	$(802)	$(533)	$(2,650)	$(454)

CARES Act grant: During the nine months ended September 30, 2021, the company received approximately $5.8 billion in funding pursuant to Payroll Support Program agreements under the CARES Act (the "PSP2 Agreement" and the "PSP3 Agreement"), which included an approximately $1.7 billion unsecured loan. The company recorded $1.1 billion and $4.0 billion as grant income in Special charges (credits) during the three and nine months ended September 30, 2021, respectively. The company also recorded $99 million for warrants issued to Treasury as part of the PSP2 Agreement and PSP3 Agreement, within stockholders' equity, as an offset to the grant income in the nine months ended September 30, 2021.
During the nine months ended September 30, 2020, the company received approximately $5.1 billion in funding pursuant to the first Payroll Support Program under the CARES Act, which consisted of a $3.6 billion grant and a $1.5 billion unsecured loan. The company recognized $3.1 billion of the grant as a credit to Special charges (credits) and $66 million in warrants issued to Treasury, within stockholders' equity, as an offset to the grant income.
Impairment of assets: During the three months ended September 30, 2021, the company recorded $46 million of impairment charges for nine Airbus A319 aircraft and 13 Boeing 737-700 airframes as a result of current market conditions for used aircraft. These aircraft are all considered held for sale and classified as part of other assets. During the nine months ended September 30, 2021, in addition to the third quarter impairments described above, the company recorded impairment charges of $59 million for 64 Embraer EMB 145LR aircraft and related spare engines that United retired from its regional fleet.
During the three and nine months ended September 30, 2020, the company recorded an impairment charge of $38 million of the right-of-use asset associated with the embedded aircraft lease in one of our capacity purchase agreements. Also, during the nine months ended September 30, 2020, the company recorded impairment charges of $130 million for its China routes which were primarily caused by the COVID-19 pandemic, the company's subsequent suspension of flights to China and a further delay in the expected return of full capacity to the China markets.
Severance and benefit costs: During the three and nine months ended September 30, 2021, the company recorded charges of $5 million and $433 million, respectively, related to pay continuation and benefits-related costs provided to employees who chose to voluntarily separate from the company. The company offered, based on employee group, age and completed years of service, pay continuation, health care coverage, and travel benefits. Approximately 4,500 employees elected to voluntarily separate from the company.
In 2020, the company enacted a workforce reduction as part of the company's strategic realignment of its business and new organizational structure as a result of the impacts of the COVID-19 pandemic on the company's operations and cost structure. The company recorded $350 million and $413 million during the three and nine months ended September 30, 2020, respectively, related to the workforce reduction and voluntary plans for employee severance, pay continuance from voluntary retirements, and benefits-related costs.
(Gains) losses on sale of assets and other special charges: During the three months ended September 30, 2021, the company recorded net gains of $17 million primarily related to gains on aircraft sale-leaseback transactions and aircraft component manufacturer credits. During the nine months ended September 30, 2021, the company recorded net charges of $60 million primarily related to incentives for its employees to receive a COVID-19 vaccination and the termination of the lease associated with three floors of its headquarters at the Willis Tower in Chicago partially offset by the third quarter's gains.
Nonoperating unrealized gains and losses on investments, net: During the three and nine months ended September 30, 2021, the company recorded losses of $34 million and gains of $91 million, respectively, primarily for the change in the market value of its investment in equity securities.

United Airlines Reports Third-Quarter 2021 Results
During the three and nine months ended September 30, 2020, the company recorded gains of $15 million and losses of $271 million, respectively, primarily for the change in the market value of its investment in equity securities. Also during the nine months ended September 30, 2020, the company recorded a loss of $24 million for the decrease in fair value of the Avianca Holdings S.A.("AVH") share call options, AVH share appreciation rights, and AVH share-based upside sharing agreement that United obtained as part of the BRW Term Loan (as defined below) and related agreements with Kingsland Holdings.
Nonoperating debt extinguishment and modification fees: During the nine months ended September 30, 2021, the company recorded $50 million of charges for fees and discounts related to the issuance of new debt and the prepayment of certain debt agreements.
Nonoperating special termination benefits and settlement losses: During the nine months ended September 30, 2021, as part of the first quarter voluntary separation programs, the company recorded $46 million of special termination benefits in the form of additional subsidies for retiree medical costs for certain U.S.-based front-line employees. The subsidies were in the form of a one-time contribution to a notional Retiree Health Account of $125,000 for full-time employees and $75,000 for part-time employees.
During the three and nine months ended September 30, 2020, the company recorded $415 million and $646 million, respectively, of settlement losses related to the company's primary defined benefit pension plans covering certain U.S. non-pilot employees, and special termination benefits offered under voluntary separation programs to certain front-line U.S. based employees participating in the non-pilot defined benefit pension plan and postretirement medical programs.
Nonoperating credit loss on BRW term loan and related guarantee: During the nine months ended September 30, 2020, the company recorded a $697 million expected credit loss allowance for the company's Term Loan Agreement (the "BRW Term Loan"), with, among others, BRW Aviation Holding LLC and BRW Aviation LLC, and the related guarantee. BRW's equity and BRW's holdings of AVH equity are secured as a pledge under the BRW Term Loan, which is currently in default.

Effective tax rate:
The company's effective tax rates for the three and nine months ended September 30, 2021 were 21.6% and 23.0%, respectively. The effective tax rates for the three and nine months ended September 30, 2020 were 21.1% and 19.8%, respectively. The provision for income taxes is based on the estimated annual effective tax rate which represents a blend of federal, state and foreign taxes and includes the impact of certain nondeductible items. The effective tax rate was impacted by $52 million of additional valuation allowance related to unrealized capital losses for the three months ended September 30, 2021, and by $27 million of valuation allowance release related to unrealized capital gains and state attributes for the nine months ended September 30, 2021. The effective tax rates for the three and nine months ended September 30, 2020 were impacted by $27 million and $157 million, respectively, of changes in valuation allowance related to unrealized capital losses.

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